SECURITIES PURCHASE AGREEMENT

By and Between

MDWERKS, INC.

and

VICIS CAPITAL MASTER FUND

DATED SEPTEMBER 28, 2007

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated this 28th day of September, 2007, is made by and between MDWERKS, INC., a Delaware corporation (the “Company”), and VICIS CAPITAL MASTER FUND (the “Purchaser”), a series of the Vicis Capital Master Trust, a trust formed under the laws of the Cayman Islands.

RECITALS

WHEREAS, pursuant to the terms and conditions of this Agreement, the Company wishes to issue and sell to the Purchaser the following securities (collectively, the “Securities”): (a) 200 shares (the “Preferred Shares”) of the Company’s Series B Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), with such terms, rights and preferences as are set forth in the Certificate of Designations for the Series B Preferred Stock set forth on Exhibit A attached hereto; (b) a newly-designated Series F Warrant to purchase an aggregate of 1,500,000 shares of common stock, par value $.001 per share (the “Common Stock”), of the Company initially at an exercise price of $2.25 per share in the form attached hereto as Exhibit B (the “Series F Warrant”); and (c) a newly-designated Series G Warrant to purchase an aggregate of 1,000,000 shares of Common Stock initially at an exercise price of $2.50 per share in the form attached hereto as Exhibit C (the “Series G Warrant”, and together with the Series F Warrant, the “Warrants”).

WHEREAS, the Purchaser desires to purchase such Securities from the Company according to the terms hereinafter set forth.

WHEREAS, Purchaser is the holder of that certain Convertible Note (the "Bridge Note") issued by the Company on August 31, 2007 in the principal amount of $250,000.

WHEREAS, by its terms, the Bridge Note and all accrued and unpaid interest thereon ("Bridge Note Interest") automatically converts into the Securities acquired by Purchaser hereunder.

NOW, THEREFORE,  the Company and the Purchaser hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SECURITIES

1.1 Purchase and Sale of the Securities. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the closing of the transactions contemplated hereby (the “Closing”), the Securities for the $2,000,000 (the “Purchase Price”) consisting of the following: (a) $1,750,000  in cash, less the sum of (i) documentary stamp taxes imposed upon the Transaction Documents in the amount of $7,000, (ii) Bridge Note Interest in the amount of $1555, and (iii) the fee owed to Vicis pursuant to Section 12.9 hereof in the amount of $50,000 (the “Cash Payment”); and (b) the surrender of the Bridge Note to the Company for cancellation.

1.2 Closing. The Closing shall be deemed to occur at the offices of Quarles & Brady, LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin, at 5:00 p.m. CDT on September 28, 2007, or at such other place, date or time as mutually agreeable to the parties (the “Closing Date).

1.3 Closing Matters. On the Closing Date, subject to the terms and conditions hereof, the following actions shall be taken:

(a) The Company, against delivery of payment of the Purchase Price in accordance with Section 1.3(b), will deliver to the Purchaser the documents set forth in Section 5.4 hereof.

(b) The Purchaser shall deliver to the Company the Cash Payment by wire transfer of immediately available funds in accordance with the instructions of the Company and surrender of the Bridge Note to the Company for cancellation.

1.4 Subsequent Financings.

(a) Other than in connection with a Permitted Financing (defined below), for the 12-month period following the Closing Date, the Purchaser shall have the right to participate pro rata, pari passu with Gottbetter Capital Master, Ltd. (“Gottbetter”) based upon the Gottbetter’s and Purchaser’s total subscription amounts for the Company’s securities set forth in Schedule 1.4(a) hereto, collectively, up to 100% of each such subsequent financing that involves the sale of securities of the Company and results in gross proceeds to the Company in excess of $250,000 (the “Subsequent Financing”).  In the event Gottbetter elects not to participate in such Subsequent Financing, the Purchaser also shall have the right to participate in such Subsequent Financing to the extent and in the amount that Gottbetter does not participate. At least 15 days prior to the making or accepting an offer for a Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing and the details of such Subsequent Financing (a “Subsequent Financing Notice”). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.    If the Purchaser elects to participate in the Subsequent Financing, the closing of such Subsequent Financing shall be as mutually agreed between the parties. If by 6:30 p.m. (Eastern Time) on the fifteenth day after the Purchaser has received the Subsequent Financing Notice, the Purchaser fails to notify the Company of its election to participate or elects to participate in an amount that is less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.  The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 1.4(a), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 days after the date of the initial Subsequent Financing Notice.

(b) In the event that the Purchaser elects to participate in a Subsequent Financing, the Purchaser may, at its option, on one occasion only, exchange any or all Preferred Shares held by the Purchaser for securities issued in the Subsequent Financing at a rate of 1 Preferred Share for each $11,500 of securities issued in the Subsequent Financing.

2

(c) Notwithstanding the foregoing, Section 1.4(a) shall not apply in respect to the issuance of the following (each a “Permitted Financing”): (i) shares of Common Stock or Common Stock options to employees, officers, directors or consultants of the Company pursuant to any stock, option, equity incentive or similar plan duly adopted by the Board of Directors of the Company or shares of Common Stock issued upon exercise of any option or conversion of any convertible security issued pursuant to any stock, option, equity incentive or similar plan duly adopted by the Board of Directors of the Company, (ii) securities issued upon the exercise of or conversion of any securities issued pursuant to this Agreement, (iii) Common Stock issued upon the exercise or conversion of options, warrants, preferred stock or convertible debt instruments issued and outstanding on the date of this Agreement; provided that, (A) such securities have not been amended since the date of this Agreement to increase the number of such securities or underlying Common Stock or (B) to decrease the exercise or conversion price of any such security (except in the case of (A) and (B) pursuant to any anti-dilution or price reset provisions or otherwise that are in effect as of the date hereof), (iv) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include an issuance or transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (v) securities issued in connection with loans made to the Company or Xeni Financial Services, Corp. for the purpose of financing loans from the Company or its subsidiaries to healthcare providers as part of the business of Xeni Financial Services, Corp., (vi) the issuance to Gottbetter of a Series D Warrant of the Company to purchase 500,000 shares of stock of the Company at an exercise price of $2.25 per share as consideration for Gottbetter granting certain waivers and consent to the transaction contemplated hereby, and (vii) the amendments to that certain Series E Warrant of the Company issued to Gottbetter as a result of the transactions contemplated hereby to reduce the exercise price of such warrant to $2.25 per share and increase the number of shares of Common Stock for which such warrants may be exercised to 541,666 and 2/3 shares.

ARTICLE II

SECURITY DOCUMENTS

2.1 Company Security Documents.

(a) Security Agreement. All of the obligations of the Company under the Preferred Shares shall be secured by a lien on all the personal property and assets of the Company now existing or hereinafter acquired granted pursuant to a security agreement dated of even date herewith between the Company and the Purchaser in the form attached hereto as Exhibit D (“Security Agreement”). Such lien shall be expressly subordinated and junior to the liens of Gottbetter.

(b) Guaranty. All of the obligations of the Company under the Preferred Shares shall be guaranteed pursuant to a guaranty agreement in the form attached hereto as Exhibit E (“Guaranty Agreement”) by each of the following subsidiaries of the Company (each a “Subsidiary and collectively, the “Subsidiaries”): MDwerks Global Holdings, Inc., a corporation, organized under the laws of the State of Florida (“MGHI”), Xeni Medical Systems, Inc., a corporation organized under the laws of the State of Delaware (“XMSI”), Xeni Financial Services Corp., a corporation organized under the laws of the State of Florida (“XFSC”), Xeni Medical Billing, Corp., a corporation organized under the laws of the State of Delaware (“XMBC”), and Patient Payment Solutions, Inc., a corporation organized under the laws of the State of Florida (“PPS”).

3

(c) Guarantor Security Documents. All of the obligations of each Subsidiary under its Guaranty Agreement shall be secured by a lien on all the personal property and assets of such Subsidiary now existing or hereinafter acquired granted pursuant to a guarantor security agreement dated of even date herewith between such Subsidiary and the Purchaser in the form attached hereto as Exhibit F (“Guarantor Security Agreement”); provided, however, that lien on the personal property of XFSC shall not include the accounts receivable of XFSC as shall be set forth in XFSC’s security agreement with Purchaser; and provided, further, that such liens shall be expressly subordinated and junior to the liens of Gottbetter.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole,or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations in all material respects under the Transaction Documents (as hereinafter defined).

3.2 Subsidiaries. The Company has no subsidiaries other than the Subsidiaries. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary, free and clear of any and all Liens (defined below), except Permitted Liens (defined below), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. Each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

4

3.3 Compliance.

(a) Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such that, individually or in the aggregate, such default(s) and violations(s) would not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.

(b) The business of the Company and each Subsidiary is presently being conducted in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances (including, without limitation, rules and regulations of each governmental and regulatory agency, self regulatory organization and Trading Market applicable to the Company or any Subsidiary), except such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have a Material Adverse Effect, and the Company has not received any written notice of proceedings relating to the revocation or modification of any of the foregoing. For purposes of this Agreement, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Arca, OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq Capital Market.

3.4 Capitalization.

(a) As of the date hereof and without giving effect to the sale of Securities at Closing as contemplated hereby, the Company’s authorized capital stock consists of (1) 100,000,000 shares of Common Stock, par value $.001 per share, of which (A) 12,940,065 shares are outstanding, (B) 10,923,984 shares are reserved for issuance upon the exercise or conversion of all outstanding warrants, convertible notes, options, or other securities exchangeable, convertible or exercisable into shares of Common Stock, and (2) 10,000,000 shares of preferred stock, par value $.001 per share, of which 1,000 shares of Series A Convertible Preferred Stock are authorized and 2 shares Series A Preferred Stock are outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued, are fully paid and nonassessable.

5

(b) Except for the Securities, or as disclosed in Schedule 3.4(b) attached hereto:

(i) no holder of shares of the Company’s capital stock has any preemptive rights or any other similar rights or has been granted or holds any Liens or encumbrances suffered or permitted by the Company;

(ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company or any Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary;

(iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3.13 hereof) of the Company or any Subsidiary in excess of $100,000 or by which the Company or a Subsidiary is or may become bound and involves Indebtedness in excess of $100,000;

(iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or its Subsidiaries;

(v) there are no agreements or arrangements under which the Company or any Subsidiary is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (the “Securities Act”);

(vi) there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or a Subsidiary;

(vii) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities; and

(viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

6

3.5 Issuance of Securities.

(a) The Securities to be issued hereunder are duly authorized and, upon payment and issuance in accordance with the terms hereof, shall be free from all taxes, Liens and charges with respect to the issuance thereof. As of the Closing Date, the Company has authorized and has reserved free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to one hundred twenty-five percent (125%) of the aggregate number of shares of Common Stock to effect the conversion of the Preferred Shares (the “Conversion Shares”) and one hundred percent (100%) of the aggregate number of shares of Common Stock to effect the exercise of the Warrants (the “Warrant Shares”).

(b) The Conversion Shares and Warrant Shares, when issued and paid for upon conversion of the Preferred Shares and exercise of the Warrants, as the case may be, will be validly issued, fully paid and nonassessable and free from all taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Common Stock.

(c) Assuming the accuracy of each of the representations and warranties made by the Purchaser and set forth in Article IV hereof (and assuming no change in applicable law and no unlawful distribution of the Securities by the Purchaser or other Persons), the issuance by the Company to the Purchaser of the Securities is exempt from registration under the Securities Act.

3.6 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement between the Company and the Purchaser, dated as of the date hereof, in the form of Exhibit G attached hereto (the “Registration Rights Agreement”) the Security Agreement, the Certificate of Designations for the Preferred Shares, and the Warrants, and each of the other agreements or instruments entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities (including without limitation, the Conversion Shares and Warrant Shares) in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, and the issuance of the Preferred Shares and the Warrants, have been duly authorized by the Board, and no further consent or authorization is required by the Company, the Board or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights and remedies generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law or by principles of public policy thereunder.

7

3.7 Dilutive Effect. The Company understands and acknowledges that its obligation to issue the Conversion Shares and Warrant Shares upon conversion of the Preferred Shares and exercise of the Warrants, as the case may be, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

3.8 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) result in a violation of any articles or certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or any Subsidiary or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party (except where such defaults, conflicts, rights of termination, amendment, acceleration or cancellation have been waived or postponed until the fulfillment of the Company’s obligations under the Transaction Documents), or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and rules and regulations of any governmental or any regulatory agency, self-regulatory organization, or Trading Market applicable to the Company) or by which any property or asset of the Company are bound or affected, except in the case of clauses (ii) and (iii), for such breaches, violations or defaults as would not be reasonably expected to have a Material Adverse Effect.

3.9 Governmental Consents. Except for (i) filings required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to disclose the existence of the transactions contemplated by this Agreement, (ii) the filing of a registration statement pursuant to the Registration Rights Agreement (as hereinafter defined), (iii) application(s) to each Trading Market for the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental or any regulatory agency, self-regulatory organization or any other Person (as hereinafter defined) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. The Company is unaware of any facts or circumstances relating to the Company or its Subsidiaries which might prevent the Company from obtaining or effecting any of the foregoing

3.10 Registration and Approval of Sale of Securities. Based in material part upon the representations and warranties herein (and in the other Transaction Documents) of the Purchaser, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder (except in the case of state securities laws, for any failures to comply that, individually or in the aggregate, will not have a Material Adverse Effect). Assuming the accuracy of the representations and warranties in Article IV hereof (and assuming no change in applicable law and no unlawful distribution of the Securities by the Purchaser or other Persons), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as is contemplated hereby. Neither the Company nor any Person acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any Person, or has taken or will take any action so as to either (a) bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act or applicable state securities laws, or (b) trigger shareholder approval provisions under the rules or regulations of any Trading Market. Neither the Company nor any of its affiliates that it controls, nor any Person acting on its or their behalf, has: (x) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities; or (y) directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, nor will the Company or any of its affiliates that it controls or Persons acting on its or their behalf engage in any form of general solicitation or take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

8

3.11 Placement Agent’s Fees. Except as set forth on Schedule 3.11, no brokerage or finder’s fee or commission are or will be payable to any Person with respect to the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its affiliates. The Company agrees that it shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

3.12 Litigation. Except as disclosed in Section 3.12 or as disclosed in the SEC Documents, there is no action, suit, written notice of violation, or written notice of any proceeding pending or, to the knowledge of the Company, threatened against or affecting the Common Stock or the Company, any Subsidiary or any of their respective executive officers, directors or properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), self regulatory authority or Trading Market (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any Subsidiary, nor any director or executive officer thereof (in his/her capacity as such), is or, within the last five years, has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there has not been, and there is not pending or threatened in writing, any investigation by the United States Securities and Commission (the “Commission” or “SEC”) involving the Company or any current director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its properties or assets, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

9

3.13 Indebtedness and Other Contracts. Except as disclosed in the SEC Documents (as hereinafter defined), neither the Company nor any Subsidiary (a) has any outstanding Indebtedness (as defined below), (b) is a party to any contract, agreement or instrument, the violation of which, or default under, by any other party to such contract, agreement or instrument would result in a Material Adverse Effect, (c) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (d) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) ”Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, Lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; (y) ”Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) ”Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

10

3.14 Financial Information; SEC Documents. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation as to the information included in any SEC Documents prepared by third parties and included therein, and the Company makes no representation as to the accuracy of information contained in third party studies and reports cited in the SEC Documents. Each registration statement and any amendment thereto filed by the Company during the two years preceding the date hereof pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; provided, however, that the Company makes no representation as to the information included in any SEC Documents prepared by third parties and included therein, and the Company makes no representation as to the accuracy of information contained in third party studies and reports cited in the SEC Documents; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation as to the information included in any SEC Documents prepared by third parties and included therein and the Company makes no representation as to the accuracy of information contained in third party studies and reports cited in the SEC Documents. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP and remain subject to year end adjustments, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

11

3.15 Absence of Certain Changes or Developments. Except as disclosed in Schedule 3.15 attached hereto or as disclosed in the SEC Documents or as contemplated herein and in the Transaction Documents, since December 31, 2006:

(a) there has been no Material Adverse Effect, and no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under Exchange Act, Securities Act, or rules or regulations of any Trading Market, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed;

(b) the Company has not:

(i) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto, except pursuant to the exercise or conversion of securities outstanding as of such date;

(ii) borrowed any amount in excess of $250,000 or incurred or become subject to any other liabilities in excess of $250,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company;

(iii) discharged or satisfied any Lien or encumbrance in excess of $250,000 or paid any obligation or liability (absolute or contingent) in excess of $250,000, other than current liabilities paid in the ordinary course of business and payments of principal and interest to Gottbetter;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $250,000, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $250,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

(vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

12

(ix) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

(x) entered into any material transaction, whether or not in the ordinary course of business that has not been disclosed in the SEC Documents;

(xi) made charitable contributions or pledges in excess of $10,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) altered its method of accounting;

(xv) issued any equity securities to any officer, director or affiliate (as such term is defined in Rule 144 of the Securities Act), except pursuant to existing Company stock, option, equity incentive or similar incentive plans; or

(xvi) entered into an agreement, written or otherwise, to take any of the foregoing actions.

3.16 Solvency. The Company has not taken, nor does it have any intention to take, any steps to seek protection pursuant to any bankruptcy or similar law. The Company does not have any actual knowledge nor has it received any written notice that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that, as of the date hereof, would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the Closing, the Company will not be Insolvent (as hereinafter defined). For purposes of this Agreement, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.17 Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that if made or not made would be reasonably likely to have a Material Adverse Effect.

3.18 Foreign Corrupt Practices. None of the Company, any Subsidiary, nor any of their respective directors, officers, agents, employees or other Persons acting on behalf of such subsidiaries has, in the course of their respective actions for or on behalf of the Company or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

13

3.19 Transactions With Affiliates. Except as set forth in the SEC Documents or as disclosed in Schedule 3.19 attached hereto, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

3.20 Insurance. Except as disclosed in Schedule 3.20, the Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each Subsidiary are engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.21 Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. No Executive Officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No Executive Officer of the Company, to the knowledge of the Company, is, or is now, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the actual knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and each Subsidiary are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.22 Title. Except as set forth in the SEC Documents or Schedule 3.22, the Company and each Subsidiary have good and marketable title to all personal property owned by them which is material to their respective business, in each case free and clear of all Liens. Any real property and facilities held under lease by the Company or any Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

14

3.23 Intellectual Property Rights. The Company and its Subsidiaries own or possess the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted (collectively, the “Intellectual Property Rights”) without any conflict with the rights of others, except any failures as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable measures to protect the value of the Intellectual Property Rights.

3.24 Environmental Laws. The Company and each of its Subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.25 Tax Matters. The Company and each of its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) have set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.26 Sarbanes-Oxley Act; Internal Accounting and Disclosure Controls. The Company is in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to it, and any and all rules and regulations promulgated by the SEC thereunder that are effective and applicable to it as of the date hereof. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(c) of Regulation S-B under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with United States GAAP and the applicable requirements of the Exchange Act.

15

3.27 Investment Company Status. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act.

3.28 Material Contracts. Each contract of the Company that involves expenditures or receipts in excess of $250,000 (each a “Material Contract”) is in full force and effect and is valid and enforceable in accordance with its terms. The Company is and has been in full compliance with all applicable terms and requirements of each Material Contract and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any other entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract. The Company has not given or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Material Contract.

3.29 Inventory. All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2007. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

16

3.30 No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company.

3.31 Ranking of Series B Preferred Stock. No capital stock of the Company is senior to or ranks pari passu with the Series B Preferred Stock in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

3.32 Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

3.33 Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such maintenance requirements.

3.34 Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

3.35 Disclosure. All written disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided however, the Company makes no representation as to studies and reports prepared by third parties not engaged by the Company and included in the materials delivered to Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

4.1 Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

17

4.2 Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof except in compliance with the Securities Act, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a Registration Statement (defined below) or otherwise in compliance with applicable federal and state securities laws), except in compliance with the Securities Act. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

4.3 Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

4.4 Experience of Such Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4.5 General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

18

4.6 No Short Position. Neither the Purchaser nor any of its affiliates has an open short position in the Common Stock of the Company. From and after Closing, the Purchaser will not use any share of Common Stock acquired pursuant to this Agreement to cover any short position until such time as the Registration Statement covering such share of Common Stock has been declared effective by the Commission. For purposes of this Agreement a “short sale” or “short position” includes, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

ARTICLE V

CONDITIONS TO CLOSING OF THE PURCHASER

The obligation of the Purchaser to purchase the Securities at the Closing is subject to the fulfillment to the Purchaser’s satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by such Purchaser:

5.1 Representations and Warranties Correct. The representations and warranties in Article III hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.

5.3 No Impediments. Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Securities. At the time of the Closing, the purchase of the Securities to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

5.4 Other Agreements and Documents. The Company shall have delivered the following agreements and documents:

(a) Certificates, registered in the name of the Purchaser, representing the Preferred Shares;

(b) The Series F Warrant in the form of Exhibit B attached hereto;

(c) The Series G Warrant in the form of Exhibit C attached hereto;

(d) The Security Agreement in the form of Exhibit D hereto, executed by the Company;

19

(e) The Guaranty Agreement in the form of Exhibit E attached hereto executed by each Subsidiary;

(f) The Guarantor Security Agreement in the form of Exhibit F attached hereto, executed by each Subsidiary;

(g) The Registration Rights Agreement in the form of Exhibit G hereto, executed by the Company;

(h) An opinion of counsel to the Company, dated the date of the Closing, substantially in the form of Exhibit H hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchaser;

(i) The Irrevocable Transfer Agent Instructions, in the form of Exhibit I attached hereto, shall have been delivered to the Company’s transfer agent.

(j) Financing Statements on Form UCC-1 with respect to all personal property and assets of the Company and each Subsidiary;

(k) A Certificate of Good Standing from the state of incorporation of the Company and each Subsidiary;

(l) A certificate of the Company’s CEO, dated the Closing Date, certifying (i) the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement, (ii) the Board resolutions approving this Agreement and the transactions contemplated hereby, and (iii) other matters as the Purchaser shall reasonably request.

5.5 Certificate of Designations. The Company shall have filed the Certificate of Designations for the Series B Preferred Stock in the form attached hereto as Exhibit A with the Delaware Secretary of State.

5.6 Trading Markets. The listing or trading of the Conversion Shares and Warrant Shares on each Trading Market shall have been approved by such Trading Market authority.

5.7 Due Diligence Investigation. No fact shall have been discovered, whether or not reflected in the Schedules hereto, which in the Purchaser’s determination would make the consummation of the transactions contemplated by this Agreement not in the Purchaser’s best interests.

ARTICLE VI

CONDITIONS TO CLOSING OF THE COMPANY

The Company’s obligation to sell the Securities at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

6.1 Representations. The representations made by the Purchaser pursuant to Article IV hereof shall be true and correct when made and shall be true and correct on the Closing Date.

20

6.2 No Impediments. Neither the Company nor the Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of the Purchaser to exercise full rights of ownership of the Securities. At the time of the Closing, the purchase of the Securities to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Company hereby covenants and agrees, so long as any Preferred Share remains outstanding, as follows:

7.1 Maintenance of Corporate Existence. The Company shall and shall cause its subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business, except where the failure to maintain such corporate existence, rights, franchises, licenses and rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes would not (a) result in a Material Adverse Effect or (b) materially adversely affect the rights of Purchaser under any Transaction Document.

7.2 Maintenance of Properties. The Company shall and shall cause its subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall its subsidiaries to at all times comply with each material provision of all material leases to which it is a party or under which it occupies property.

7.3 Payment of Taxes. The Company shall and shall cause its subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and its subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or its subsidiaries shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided, further, that the Company or its subsidiaries will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

7.4 Payment of Indebtedness. The Company shall, and shall cause its subsidiaries to, pay or cause to be paid when due all Indebtedness incident to the operations of the Company or its subsidiaries (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a Lien (except for Permitted Liens) upon the assets or property of the Company or its subsidiaries, except where the Company (or its subsidiary, as the case may be) disputes the payment of such Indebtedness in good faith by appropriate proceedings.

21

7.5 Reservation of Common Stock. The Company shall continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to one hundred twenty-five percent (125%) of the aggregate number of shares of Common Stock to effect the conversion of the Preferred Shares and one hundred percent (100%) of the aggregate number of shares of Common Stock to effect the exercise of the Warrants.

7.6 Maintenance of Insurance. The Company shall and shall cause its subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or its subsidiaries, in amounts sufficient to prevent the Company and its subsidiaries from becoming a co-insurer of the property insured; and the Company shall and shall cause its subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or its subsidiaries is a party or by which it is bound.

7.7 Notice of Adverse Change. The Company shall promptly give notice to all holders of any Securities (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

(a) any Event of Default (as hereinafter defined);

(b) any other event of noncompliance by the Company or its subsidiaries under this Agreement in any material respect;

(c) the institution of an action, suit or proceeding against the Company or any subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, would result in a Material Adverse Effect whether or not arising in the ordinary course of business; or

(d) any information relating to the Company or any subsidiary which would reasonably be expected to result in a material adverse effect on its inability to perform its obligations of under any Transaction Document.

Any notice given under this Section 7.7 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company has taken and/or proposes to take with respect thereto.

7.8 Compliance With Agreements. The Company shall and shall cause its subsidiaries to comply in all material respects, with the terms and conditions of all material agreements, commitments or instruments to which the Company or any of its subsidiaries is a party or by which it or they may be bound.

22

7.9 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company under any Transaction Document.

7.10 Compliance With Laws. The Company shall and shall cause each of its subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets.

7.11 Protection of Licenses, etc. The Company shall and shall cause its subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Company or a subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it or them and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

7.12 Accounts and Records; Inspections.

(a) The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its subsidiaries in accordance with GAAP applied on a consistent basis.

(b) The Company shall permit each holder of any Securities or any of such holder’s officers, employees or representatives during regular business hours of the Company, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Company and its subsidiaries and to make extracts or copies of the books, accounts and records of the Company or its subsidiaries at such holder’s expense.

(c) Nothing contained in this Section 7.12 shall be construed to limit any rights which a holder of any Securities may otherwise have with respect to the books and records of the Company and its subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

7.13 Maintenance of Office. The Company will maintain its principal office at the address of the Company set forth in Section 12.6 of this Agreement where notices, presentments and demands in respect of this Agreement and any of the Securities may be made upon the Company, until such time as the Company shall notify the holders of the Securities in writing, at least thirty (30) days prior thereto, of any change of location of such office.

7.14 Use of Proceeds. The Company shall use all the proceeds received from the sale of the Securities pursuant to this Agreement solely for the purpose of working capital and payment of the following Indebtedness (but not for the prepayment of Indebtedness); provided that, the Company will not use such proceeds for the purpose of paying Indebtedness for borrowed money, except for such Indebtedness for borrowed money set forth in Schedule 7.14 hereto.

23

7.15 Payment of the Preferred Share Dividends. The Company shall pay the dividends on, and redeem, the Preferred Shares, in the time, the manner and the form as provided in the Certificate of Designations for the Series B Preferred Stock.

7.16 SEC Reporting Requirements. For so long as a Purchaser beneficially owns any of the Securities, and until such time as all the Securities are saleable by the Purchaser under Rule 144(k) under the Securities Act, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. As long as any Purchaser owns Securities, the Company will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) or any successor rule such information as is required for the Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

7.17 Listing Maintenance. The Company hereby agrees to use best efforts to maintain the listing or trading of the Common Stock on a Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Conversion Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Conversion Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of, each such Trading Market on which the Company’s Common Stock is listed or trades.

7.18 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) and shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Security Agreement, the Guaranty Agreements, the Guarantor Security Agreements, each form of Warrant and the Press Release) as soon as practicable following the Closing Date but in no event more than four (4) Trading Days (defined below) following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and reasonable comment by the Purchaser. For purposes of this Agreement, “Trading Day” means any day during which the principal Trading Market on which the Common Stock is listed or traded shall be open for trading.

7.19 Further Assurances. From time to time the Company shall execute and deliver to the Purchaser and the Purchaser shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities.

24

For purposes of Articles VII-IX, the term “subsidiary” shall be deemed to include each Subsidiary and any subsidiary of the Company acquired or formed after the date hereof.

ARTICLE VIII

NEGATIVE COVENANTS

The Company hereby covenants and agrees, so long as more than 25 shares of Series B Preferred Stock remain outstanding (or such amount as adjusted for stock splits, recapitalizations and similar transactions), it will not (and not allow any subsidiary to), without the prior written consent of the holder(s) of more than 50% of number of shares of Series B Preferred Stock outstanding (the “Majority Holders”), directly or indirectly:

8.1 Distributions and Redemptions. (i) Except with respect to the Series B Preferred Stock, declare or pay any dividends or make any distributions to any holder(s) of any shares of capital stock of the Company or (ii) purchase, redeem or otherwise acquire for value, directly or indirectly, any shares of Common Stock of the Company or warrants or rights to acquire such Common Stock, except as may be required by the terms of the Series B Preferred Stock; or (iii) purchase, redeem or otherwise acquire for value, directly or indirectly, any shares of preferred stock of the Company or warrants or rights to acquire such stock, except as may be required by the terms of such preferred stock.

8.2 Reclassification. Effect any reclassification, combination or reverse stock split of the Common Stock.

8.3 Liens. Except as provided in this Agreement, create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of the Company or any subsidiary under any conditional sale or other title retention agreement or any capital lease, upon or with respect to any property or asset of the Company or any subsidiary (each a “Lien” and collectively, “Liens”), except that the foregoing restrictions shall not apply to:

(a) liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

(b) liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company;

(c) liens existing on the date hereof securing Indebtedness of the Company or any subsidiary that are senior to liens on the same assets held by the Purchaser and that are filed prior to the date hereof and disclosed in Schedule 3.22 hereto;

25

(d) liens securing Indebtedness of the Company or any subsidiary which is in an aggregate principal amount not exceeding $250,000 and which liens are subordinate to liens on the same assets held by the Purchaser;

(e) statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

(f) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(g) any attachment or judgment lien not constituting an Event of Default;

(h) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries;

(i) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(j) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(k) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(l) liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its subsidiaries;

(m) the replacement, extension or renewal of any lien permitted by this Section 8.3 upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby; and

(n) Liens on accounts receivable, security interests, loan documents, reserve accounts and the proceeds thereof of the Company and its subsidiaries securing obligations under any Permitted Financing Indebtedness (defined below); provided that such Liens are: (i) placed on assets of the Company and its subsidiaries not securing obligations of the Company to Purchaser under the Transaction Documents; or (ii) expressly subordinated to the Liens on the assets of the Company and its subsidiaries granted to Purchaser under the Transaction Documents.

26

All of the foregoing Liens described in subsections (a) - (n) above shall be referred to as “Permitted Liens”.

8.4 Indebtedness. Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any Indebtedness, excluding, however, from the operation of this covenant:

(a) Indebtedness to the extent disclosed in the SEC Documents filed prior to the date hereof and otherwise existing on the date hereof;

(b) Indebtedness which may, from time to time be incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $250,000 and is subordinate to the Indebtedness under this Agreement;

(c) the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

(d) Indebtedness relating to contingent obligations of the Company and its subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its subsidiaries;

(e) Indebtedness relating to loans from the Company to its subsidiaries;

(f) Indebtedness relating to capital leases in an amount not to exceed $250,000;

(g) accounts or notes payable arising out of the purchase of merchandise, supplies, equipment, software, computer programs or services in the ordinary course of business;

(h) Indebtedness of XFSC to Northern Healthcare LLC or its affiliates in connection with a revolving credit facility not to exceed $2.5 million to be used by XFSC to provide financing to certain clients of Medical Solutions Management, Inc.; or

(i) Indebtedness of the Company and its subsidiaries to a third party relating to a credit facility or similar financing arrangement not to exceed $10 million between such third party and XFSC.

The foregoing Indebtedness described in subsections (h) - (i) above shall be referred to as “Permitted Financing Indebtedness”.

8.5 Capital Stock. Except for issuances to the Purchaser, issue any equity security that is senior to or ranks pari passu with the Series B Preferred Stock, whether with respect to right of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

27

8.6 Liquidation or Sale. Sell, transfer, lease or otherwise dispose of 10% or more of its consolidated assets (as shown on the most recent financial statements of the Company or the subsidiary, as the case may be) in any single transaction or series of related transactions (other than the sale of inventory in the ordinary course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction.

8.7 Change of Control Transaction. Enter into a Change in Control Transaction. For purposes of this Agreement, “Change in Control Transaction” means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of Securities by the Purchaser shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the Board of the Company which is not approved by a majority of those individuals who are members of the Board on the date hereof (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), (c) the merger or consolidation of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity (except in connection with a merger involving the Company solely for the purpose, and with the sole effect, of reorganizing the Company under the laws of another jurisdiction; provided that the certificate of incorporation and bylaws (or similar charter or organizational documents) of the surviving entity are substantively identical to those of the Company and do not otherwise adversely impair the rights of the Purchaser), or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

8.8 Amendment of Charter Documents. The Company shall not amend or waive any provision of the Certificate of Incorporation or Bylaws of the Company in any way that materially adversely affects the rights of the Purchaser without the prior written consent of the Purchaser.

8.9 Loans and Advances. Except for loans and advances outstanding as of the Closing Date, and loans and advances to clients through XFSC, directly or indirectly, make any advance or loan to, or guarantee any obligation of, any Person, except for intercompany loans or advances and those provided for in this Agreement.

8.10 Transactions with Affiliates.

(a) Make any intercompany transfers to XFSC of monies or other assets in any single transaction or series of transactions, except as otherwise permitted in this Agreement.

(b) Engage in any transaction with any of the officers, directors, employees or affiliates of the Company or of its subsidiaries, except on terms no less favorable to the Company or the subsidiary as could be obtained in an arm’s length transaction.

28

(c) Divert (or permit anyone to divert) any business or opportunity of the Company or subsidiary to any other corporate or business entity.

8.11 Other Business. Enter into or engage, directly or indirectly, in any business other than the business currently conducted or proposed to be conducted as of the date of this Agreement by the Company or any subsidiary, except where the entry into such new lines of business in the aggregate does not involve expenditures by the Company or its Subsidiaries in excess of $250,000 in a calendar year or the issuance of securities in the aggregate with a value in excess of $250,000 in a calendar year.

8.12 Investments. Make any investments in excess of $250,000 in a calendar year in the aggregate in, or purchase any stock, option, warrant, or other security or evidence of Indebtedness of, any Person (exclusive of any subsidiary), other than (i) obligations of the United States Government or certificates of deposit or other instruments maturing within one year from the date of purchase from financial institutions with capital in excess of $50 million and (ii) loans made to, and purchases of accounts receivable of, healthcare providers in the ordinary course of business of XFSC.

8.13 Registration Statements. Without the consent of the Purchaser, file any registration statement with the Commission until the earlier of: (i) 60 Trading Days following the date that a registration statement or registration statements registering all the Warrant Shares is declared effective by the Commission; and (ii) the date the Warrant Shares are saleable under Rule 144(k) under the Securities Act; provided that this Section shall not prohibit the Company from filing a registration statement on Form S-4 or other applicable from for securities to be issued in connection with acquisitions of businesses by the Company or its subsidiaries, or post effective amendments to registration statements that were declared effective prior to the date hereof or to a registration statement filed with the Commission on Forms S-4 or S-8.

ARTICLE IX

EVENTS OF DEFAULT

9.1 Events of Default. The occurrence and continuance of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default” and, collectively, “Events of Default”):

(a) if the Company shall default in the payment of any dividend on or redemption of any Preferred Share when the same shall become due and payable; and in each case such default shall have continued without cure for five (5) Trading Days after written notice (a “Default Notice”) is given to the Company of such default;

(b) if the Company shall default in the performance of any of the covenants contained in Articles VII or VIII hereof and (i) such default shall have continued without cure for ten (10) Trading Days after a Default Notice is given to the Company or (ii) such default shall have materially adversely affected the Purchaser regardless of any action taken by the Company to cure such default;

(c) subject to any grace periods and the ability of the Company to delay the effectiveness of the Registration Statement pursuant the Registration Rights Agreement, any registration statement (each a “Registration Statement”) providing for the resale of Conversion Shares and Warrant Shares is not declared effective by the Commission on or prior to the date which is thirty (30) days after the date required therefor by the Registration Rights Agreement, unless the failure of such Registration Statement to become effective results from the Commission’s refusal to grant effectiveness by reason of its application of Rule 415 under the Securities Act;

29

(d) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed or quoted on at least one of the following: the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or The New York Stock Exchange, Inc. for a period of ten (10) consecutive Trading Days and such suspension from listing (or listing on an alternate exchange or quotation system) is not cured within ten (10) days after the tenth (10th) consecutive day of such suspension from listing;

(e) the Company’s notice to the Purchaser, including by way of public announcement, at any time, of its inability to comply for any reason or its intention not to comply with proper requests for issuance of Conversion Shares upon conversion of Preferred Shares or issuance of Warrant Shares upon exercise of the Warrants;

(f) the Company shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Preferred Shares or exercise of a Warrant by the fifth (5th) Trading Day after the date of delivery required therefor or otherwise in accordance with the provisions of the Transaction Documents, (ii) file a Registration Statement in accordance with the terms of the Registration Rights Agreement, or (iii) make the payment of any fees and/or liquidated damages under this Agreement or any Transaction Document, which failure in the case of items (i) and (iii) of this Section is not remedied within five (5) Trading Days after the incurrence thereof and, solely with respect to item (iii) above, five (5) Trading Days after the Purchaser delivers a Default Notice to the Company of the incurrence thereof;

(g) while a Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Purchaser for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days, provided that the Company has not exercised its rights pursuant to Section 3(n) of the Registration Rights Agreement;

(h) if the Company shall default in the performance of any other material agreement or covenant contained in this Agreement or the Transaction Documents and such default shall not have been remedied to the satisfaction of the Purchaser within thirty-five (35) days after a Default Notice shall have been given to the Company;

(i) if any material representation or warranty made in this Agreement, any Transaction Document or in or any certificate delivered by the Company or its subsidiaries pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

30

(j) the Company shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $250,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(k) if any of the Company or its subsidiaries shall default in the observance or performance of any term or provision of an agreement to which it is a party or by which it is bound, which default will have a Material Adverse Effect and such default is not waived or cured within the applicable grace period provided for in such agreement;

(l) if a final judgment which, either alone or together with other outstanding final judgments against the Company and its subsidiaries, exceeds an aggregate of $250,000 shall be rendered against the Company or any subsidiary and such judgment shall have continued undischarged or unstayed for thirty-five (35) days after entry thereof; or

(m) the Company or any subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), or admit in writing its inability to pay its debts (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(n) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any of its subsidiaries or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days; or.

31

9.2 Remedies.

(a) Upon the occurrence and continuance of an Event of Default, the Purchaser may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice or notices to the Company require the Company to immediately redeem in cash all or a portion of the Preferred Shares held by the Purchaser at a price per share equal to one hundred twenty-five percent (125%) of the Stated Value of the Series B Preferred Stock plus all accrued and unpaid dividends thereon at the time of such request. The remedy conferred by this Section 9.2(a) shall not be exclusive of any other remedy provided by any Transaction Document or now or hereafter available at law, in equity, by statute or otherwise.

(b) The Purchaser, by written notice or notices to the Company, may in its own discretion waive an Event of Default and its consequences and rescind or annul such declaration; provided that, no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom.

(c) In case any one or more Events of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Transaction Document or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any dividend on or redemption of any Preferred Share, the Company will pay to the Purchaser such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, actual attorney’s fees, expenses and disbursements. No course of dealing and no delay on the part of a Purchaser in exercising any rights shall operate as a waiver thereof or otherwise prejudice such Purchaser’s rights. No right conferred hereby or by any Transaction Document upon the Purchaser shall be exclusive of any other right referred to herein or therein or now available at law in equity, by statute or otherwise.

ARTICLE X

CERTIFICATE LEGENDS

10.1 Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

32

The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit I attached hereto (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in this Section 5.1. Certificates evidencing the Conversion Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 5.1 hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of a registration statement covering such Conversions Shares or Warrant Shares, if required by the Company’s transfer agent, to effect the removal of the legend hereunder. If all or any portion of the Preferred Shares or a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares or the Warrant Shares, such Conversions Shares and Warrant Shares, as the case may be, shall be issued free of all legends. The Company agrees that following the effective date of the registration statement covering Conversion Shares or Warrant Shares or at such time as such legend is no longer required under this Section 5.1, it will, no later than five (5) Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Delivery Date”), deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to the Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to the Purchaser by crediting the account of such Purchaser’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

33

10.2 Liquidated Damages. The Company understands that a delay in the delivery of unlegended certificates for the Conversion Shares or the Warrant Shares as set forth in Section 5.1 hereof beyond the Delivery Date could result in economic loss to the Purchaser. If the Company fails to deliver to a Purchaser such shares via DWAC or a certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $500 of Conversion Shares or Warrant Shares (based on the closing price of the Common Stock reported by the principal Trading Market on the date such Securities are submitted to the Company’s transfer agent) subject to Section 10.1, $10 per Trading Day (increasing to $15 per Trading Day five (5) Trading Days after such damages have begun to accrue and increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

10.3 Sales by the Purchaser. The Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in Section 10.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

ARTICLE XI INDEMNIFICATION

11.1 Indemnification by the Company. The Company agrees to defend, indemnify and hold harmless the Purchaser and shall reimburse the Purchaser for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the actual fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”) directly or indirectly relating to, resulting from or arising out of (a) any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company contained in any Transaction Document or in any certificate, document, or instrument delivered by the Company to the Purchaser pursuant to Section 5.4(i), (j), or (l) hereof; or (b) any action instituted against the Purchaser or its affiliates, by any stockholder of the Company who is not an affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

34

11.2 Indemnification by the Purchaser. Purchaser shall defend, indemnify and hold harmless the Company and its subsidiaries and shall reimburse the Company and its Subsidiaries for, from and against each Loss directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Purchaser contained in any Transaction Document delivered to the Company or any of its subsidiaries pursuant thereto.

11.3 Procedure.

(a) The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under this Agreement; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article XI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.

(b) In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable, good-faith judgment of the indemnified party a conflict of interest between it and the indemnifying party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified party), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense (but not control) with counsel of its choice at its sole cost and expense (except that the indemnifying party shall remain responsible for the reasonable fees and expenses of one separate counsel for the indemnified party in the event in the reasonable, good-faith judgment of the indemnified party a conflict of interest between it and the indemnifying party exists).

(c) In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be Losses subject to indemnification hereunder.

(d) The parties shall cooperate fully with each other in connection with any negotiation or defense of any such action or claim and shall furnish to the other party all information reasonably available to such party which relates to such action or claim. The each party shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

35

(e) Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Article XI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when the Loss is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE XII

MISCELLANEOUS

12.1 Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated.

12.2 Survival. Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive the Closing.

12.3 Amendment. This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Purchaser.

12.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto. The Purchaser may assign its rights hereunder, and the Company may not assign its rights or obligations hereunder without the consent of the Purchaser.

12.5 Entire Agreement. This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

12.6 Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally, by facsimile, or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified with return receipt, addressed as follows:

if to the Company:

MDwerks, Inc.
1020 NW 6th Street
Deerfield Beach, FL 33442
Telephone: (954) 389-8300
Facsimile: (954) 427-5871
Attention: Howard B. Katz, CEO

36

with a copy to:

Stephen P. Katz, Esq.
Peckar & Abramson, P.C.
70 Grand Avenue
River Edge, NJ 07661
Telephone: (201) 343-3434
Facsimile: (201) 343-6306

if to the Purchaser:

Vicis Capital Master Fund
Tower 56, Suite 700
126 E. 56th Street, 7th Floor
New York, NY 10022
Phone: (212) 909-4600
Fax: (212) 909-4601
Attn: Shad Stastney

with a copy to:

Andrew D. Ketter, Esq.
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Phone: (414) 277-5629
Fax: (414) 978-8972

Such communications shall be effective immediately if delivered in person or by confirmed facsimile, upon the date acknowledged to have been received in return receipt, or upon the next business day if sent by overnight courier service.

12.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

37

12.8 Severability. The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

12.9 Expenses. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and shall pay all documentary stamp or similar taxes imposed by any authority upon the transactions contemplated by this Agreement or any Transaction Document. Without requiring any documentation therefor, the Company will reimburse the Purchaser $50,000 for all fees and expenses incurred by it with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and the transactions contemplated hereby and due diligence conducted in connection therewith, including the fees and disbursements of counsel and auditors for the Purchaser. Such reimbursement shall be paid on the Closing Date by the Purchaser deducting such $50,000 from the Purchase Price. The Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all actual attorneys’ fees and expenses.

12.10 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

38

12.11 Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

[Signature Page Follows]

39

IN WITNESS WHEREOF, the parties hereto have duly executed this Securities Purchase Agreement, as of the day and year first above written.

COMPANY: MDWERKS, INC.

/s/ Howard B. Katz
Name: Howard B. Katz Title: Chief Executive Officer

PURCHASER: VICIS CAPITAL MASTER FUND By: Vicis Capital LLC

/s/ Keith W. Hughes
Name: Keith W. Hughes Title: Chief Financial Officer

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS OF
SERIES B CONVERTIBLE PREFERRED STOCK

EXHIBIT B

FORM OF SERIES F WARRANTS

EXHIBIT C

FORM OF SERIES G WARRANTS

EXHIBIT D

FORM OF SECURITY AGREEMENT

EXHIBIT E

FORM OF GUARANTY AGREEMENT

EXHIBIT F

FORM OF GUARANTOR SECURITY AGREEMENT

EXHIBIT G

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT H

FORM OF OPINION OF COUNSEL

EXHIBIT I

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

MDWERKS, INC.

as of September __, 2007

[Name and address of Transfer Agent]
Attn: _____________

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of September 28, 2007, by and among MDwerks, Inc., a Delaware corporation (the “Company”), and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company is issuing to the Purchasers shares of its Series B Preferred Stock, par value $0.001 per share (the “Preferred Shares”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and warrants (the “Warrants”) to purchase shares of the Company’s Common Stock. This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the “Conversion Shares”) and exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Preferred Shares, a copy of the certificate representing the Preferred Shares (with the original delivered to the Company) representing the Preferred Shares being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such Preferred Shares or the Warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the SEC under the 1933 Act, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

Very truly yours, MDWERKS, INC.

By:
Name: _____________________________
Title: _____________________________

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:      ____________________________________
Name: ____________________________________
Title:   ____________________________________
Date:   ____________________________________

EXHIBIT I

MDWERKS, INC.

FORM OF CONVERSION NOTICE

Reference is made to the Certificate of Designations Designating the Series B Preferred Stock of MDwerks, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock, par value $.001 per share (the “Preferred Shares”), of MDwerks, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date to effect conversion: ______________________________________________________

Number of shares of Preferred Stock owned prior to conversion: ________________________

Number of shares of Preferred Stock to be converted: _________________________________

Stated Value of shares of Preferred Stock to be converted: _____________________________

Applicable Conversion Price: ____________________________________________________

Number of shares of Common Stock to be issued: ____________________________________

Number of shares of Preferred Stock owned subsequent to conversion: ____________________

[HOLDER]

By:
Name: Title:

EXHIBIT II

MDWERKS, INC.

FORM OF EXERCISE NOTICE

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of MDwerks, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Dated: _________________	Signature ______________________________

Address ______________________________ _________________________ _________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned intends that payment of the Warrant Price shall be made as (check one or both):

Cash Exercise               _______

Cashless Exercise         _______

In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is __________________. The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date prior to exercise, which product is __________________.

Net Number =                                 (A x B) - (A x C)
                                               ____________
                                                          B

For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.

B =	the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________	Signature ______________________________

Address ______________________________ _________________________ _________________________
PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ Warrant Shares evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________	Signature ______________________________

Address ______________________________ _________________________ _________________________
FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

EXHIBIT III

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Name and address of Transfer Agent]
Attn: _____________

Re: MDwerks, Inc.

Ladies and Gentlemen:

We are special counsel to MDwerks, a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of September 28, 2007, by and among the Company and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company issued to the Purchasers secured convertible promissory notes (the “Notes”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), dated as of September 28, 2007, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ________________, 2007, the Company filed a Registration Statement on Form SB-2 (File No. 333-________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Registrable Securities which names each of the present Purchasers as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours, [COMPANY COUNSEL]

By:

cc: [LIST NAMES OF PURCHASERS]

Schedule 1.4(a)—Subscription Amounts

Investor	Subscription Amount

Gottbetter Capital Master, Ltd.	$5,000,000

Vicis Capital Master Fund	$2,000,000

Securities Purchase Agreement
By and Between MDwerks, Inc. and Vicis Capital Master Fund
September 28, 2007

Schedule 3.4(b)(i)

Section 4(o)(iii) of the Securities Purchase Agreement, dated October 19, 2006, between Gottbetter Capital Master, Ltd. and the Company contains a right of first refusal in favor of Gottbetter Capital Master, Ltd. with respect to issuances of securities by the Company.

Schedule 3.4(b)(ii)

MDwerks, Inc.
Fully Diluted Capital Table
As of 9/26/07

		Issued &
	Issued &	Outstanding
	Outstanding	w/ Reserve
Common Stock	12,940,065	12,940,065

Preferred Series A (Common Stock Equivalent)	40,000	40,000

Warrants*	3,066,345	4,003,845

Options	3,031,250	3,031,250

Debt Conversions (Gottbetter)*	2,222,222	3,888,889

Totals	21,299,882	23,904,049

*Gottbetter Warrants and Debt Conversion reserved at 175% (included above)
Warrants	1,250,000	2,187,500
Debt Conversions	2,222,222	3,888,889

Schedule 3.4(b)(ii)

MDwerks, Inc.
Warrants
As of 9/26/07

				Warrant
	Warrant Grant		Shares	Expiration
	Date	Value	Granted	Date
MDwerks, Inc.
Thomas Stephens	11/16/05	$2.50	5,000	11/16/08
Roger Hermes	11/16/05	$2.50	10,000	11/16/08
Ronald Hankins	11/16/05	$2.50	8,800	11/16/08
Rosemarie Manchio	11/16/05	$2.50	10,000	11/16/08
Alphonse Tribuiani	11/16/05	$2.50	10,000	11/16/08
Carlos A. Jimenez	11/16/05	$2.50	10,000	11/16/08
Carlos A. Jimenez/Jason Beccaris	11/16/05	$2.50	10,000	11/16/08
Constantine G. Barbounis	11/16/05	$2.50	20,000	11/16/08
Daniel O'Sullivan	11/16/05	$2.50	40,000	11/16/08
Daniel R. Brown	11/16/05	$2.50	10,000	11/16/08
Domenico Iannucci	11/16/05	$2.50	100,000	11/16/08
Donna Hachem Rev. Trust	11/16/05	$2.50	20,000	11/16/08
Dr. Irving Karten	11/16/05	$2.50	10,000	11/16/08
Eric W. Penttinen	11/16/05	$2.50	10,000	11/16/08
Jamie Toddings	11/16/05	$2.50	10,000	11/16/08
Jason Clarke/Tanya Clark	11/16/05	$2.50	10,000	11/16/08
Jonathan Rotella	11/16/05	$2.50	10,000	11/16/08
JTP Holdings, LLC	11/16/05	$2.50	10,000	11/16/08
Philip J. Hempleman	11/16/05	$2.50	40,000	11/16/08
Robert E. Zimmerman	11/16/05	$2.50	30,000	11/16/08
Roger Walker	11/16/05	$2.50	10,000	11/16/08
SCG Capital LLC	11/16/05	$2.50	120,000	11/16/08
Todd Weisberg	11/16/05	$2.50	20,000	11/16/08
Jon Zimmerman	11/16/05	$2.50	20,000	11/16/08
Todd Snyder	11/16/05	$2.50	20,000	11/16/08
RAJ Inv	3/22/06	$3.00	20,000	3/22/09
Daniel Sullivan	3/22/06	$3.00	40,000	3/22/09
Kevin Walker	3/22/06	$3.00	20,000	3/22/09
Rick Bennett	3/22/06	$3.00	20,000	3/22/09
Brookshire Placement fee	6/28/06	$1.50	10,000	6/27/11
Frank Cappo	4/20/06	$3.00	40,000	4/20/09
Rion Needs	4/20/06	$3.00	20,000	4/20/09
Joseph Levine	5/4/06	$3.00	20,000	5/4/09
Tim Johnson	5/4/06	$3.00	20,000	5/4/09
Joe Sparieino	5/4/06	$3.00	20,000	5/4/09
Gerald Hueper	5/12/06	$3.00	16,666	5/12/09
Terence Smith	5/12/06	$3.00	20,000	5/12/09
Kevin & Brenda Narcomey	5/12/06	$3.00	8,333	5/12/09
PHD Investements	5/15/06	$3.00	50,000	5/15/09
Louise Rehling	5/15/06	$3.00	8,334	5/15/09
Scott Mcnair	5/18/06	$3.00	16,667	5/18/09
Daniel Craig Sager	5/18/06	$3.00	8,334	5/18/09
Joseph Lewin	5/18/06	$3.00	20,000	5/18/09
GH Medical PSP	5/22/06	$3.00	25,000	5/22/09

Schedule 3.4(b)(ii)

MDwerks, Inc.
Warrants
As of 9/26/07

				Warrant
	Warrant Grant		Shares	Expiration
	Date	Value	Granted	Date
MDwerks, Inc.
Joe & Carolyn Hubbard	5/22/06	$3.00	20,000	5/22/09
John Harrison	5/22/06	$3.00	10,000	5/22/09
Melvin Sanders	6/6/06	$3.00	20,000	6/6/09
Randy Bean Revocable	6/6/06	$3.00	10,000	6/6/09
Edward White/Brenda Fortunate	6/6/06	$3.00	10,000	6/6/09
Kevin & Brenda Narcomey	6/6/06	$3.00	8,333	6/6/09
James Lees	6/6/06	$3.00	25,000	6/6/09
Michael Anderson	6/6/06	$3.00	20,000	6/6/09
Sharon Sootin	6/29/06	$3.00	30,000	6/29/09
John Harrison	6/29/06	$3.00	10,000	6/29/09
Edward White/Brenda Fortunate	6/29/06	$3.00	10,000	6/29/09
Arrowhead Consultants, Inc	11/16/05	$2.50	59,800	11/16/08
Brookshire Securities Corp.	11/16/05	$1.25	64,000	11/16/10
Brookshire Securities Corp.	11/16/05	$2.50	6,800	11/16/08
Brookshire Placement fee	6/28/06	$1.50	46,667	6/27/11
Noteholders	7/5/06	$1.25	90,000	7/4/10
David Goldner	8/24/06	$2.25	111,111	8/24/09
Todd Adler	10/18/06	$1.25	30,000	10/18/09
John Garrell	10/18/06	$1.25	15,000	10/18/09
Gottbetter	10/19/06	$2.25	187,500	10/19/11
Gottbetter	10/19/06	$3.25	187,500	10/19/11
Gottbetter	11/9/06	$2.25	187,500	11/9/11
Gottbetter	11/9/06	$3.25	187,500	11/9/11
Husni Charara	10/18/06	$3.76	175,000	10/18/09
Alphonse Tribuiani	10/18/06	$3.76	10,000	10/18/09
Angela Rosania	10/18/06	$3.76	15,000	10/18/09
Roger Lallemond	10/18/06	$3.76	25,000	10/18/09
Joseph Carino	10/18/06	$4.00	2,500	10/18/09
Troy Goldberg	10/18/06	$4.00	2,500	10/18/09
Sierra Equity Group	10/18/06	$3.00	12,500	10/18/09
Gottbetter Series D Warrants	9/27/07	$2.25	500,000	9/27/12

Total Warrants			3,066,345

Schedule 3.4(b)(ii)

MDwerks, Inc.
2005 Incentinve Compensation Plan Report
As of 9/26/07

			Shares Granted
			Incentive	Non-Qual
	Option Grant		Stock	Stock		Exercise Date and %
	Date	Value	Option	Option	Total	33.3%	33.3%	33.4%
MDwerks, Inc.
Howard Katz	12/29/05	$3.25	25,000	0	25,000	12/29/06	12/29/07	12/29/08
Howard Katz	1/3/06	$3.40	25,000	0	25,000	1/3/07	1/3/08	1/3/09
H&D Katz as TEN ENT	1/3/06	$3.40	0	400,000	400,000	1/3/07	1/3/08	1/3/09
Howard Katz	6/19/06	$4.00	3,750	0	3,750	6/19/07	6/19/08	6/19/09
H&D Katz TEN ENT	6/19/06	$4.00	0	246,250	246,250	6/19/07	6/19/08	6/19/09
H&D Katz TEN ENT	10/11/06	$2.25	0	500,000	500,000	10/11/06	10/11/07	10/11/08
H&D Katz TEN ENT	12/27/06	$1.39	0	50,000	50,000	12/27/06	12/27/06	12/27/06
Solon Kandel	12/29/05	$3.25	25,000	0	25,000	12/29/06	12/29/07	12/29/08
Solon Kandel	1/3/06	$3.40	25,000	0	25,000	1/3/07	1/3/08	1/3/09
S&V Kandel TEN ENT	1/3/06	$3.40	0	275,000	275,000	1/3/07	1/3/08	1/3/09
Solon Kandel	6/19/06	$4.00	3,750	0	3,750	6/19/07	6/19/08	6/19/09
S&V Kandel TEN ENT	6/19/06	$4.00	0	71,250	71,250	6/19/07	6/19/08	6/19/09
S&V Kandel TEN ENT	10/11/06	$2.25	0	100,000	100,000	10/11/06	10/11/07	10/11/08
Vincent Colangelo	12/29/05	$3.25	25,000	0	25,000	12/29/06	12/29/07	12/29/08
Vincent Colangelo	1/3/06	$3.40	25,000	0	25,000	1/3/07	1/3/08	1/3/09
V&M Colangelo TEN ENT	1/3/06	$3.40	0	100,000	100,000	1/3/07	1/3/08	1/3/09
Vincent Colangelo	6/19/06	$4.00	3,750	0	3,750	6/19/07	6/19/08	6/19/09
V&M Colangelo TEN ENT	6/19/06	$4.00	0	71,250	71,250	6/19/07	6/19/08	6/19/09
V&M Colangelo TEN ENT	10/11/06	$2.25	0	75,000	75,000	10/11/06	10/11/07	10/11/08
V&M Colangelo TEN ENT	12/27/06	$1.39	0	15,000	15,000	12/27/06	12/27/06	12/27/06
Gerald Maresca	12/29/05	$3.25	25,000	0	25,000	12/29/06	12/29/07	12/29/08
Gerald Maresca	1/3/06	$3.40	5,000	0	5,000	1/3/07	1/3/08	1/3/09
Gerald Maresca	6/19/06	$4.00	20,750	0	20,750	6/19/07	6/19/08	6/19/09
Gerald Maresca	6/19/06	$4.00	0	4,250	4,250	6/19/07	6/19/08	6/19/09
Gerald Maresca	10/11/06	$2.25	0	25,000	25,000	10/11/06	10/11/07	10/11/08
Stephen Weiss	12/29/05	$3.25	25,000	0	25,000	12/29/06	12/29/07	12/29/08
Stephen Weiss	1/3/06	$3.40	5,000	0	5,000	1/3/07	1/3/08	1/3/09
Stephen Weiss	6/19/06	$4.00	20,750	0	20,750	6/19/07	6/19/08	6/19/09
Stephen Weiss	6/19/06	$4.00	0	4,250	4,250	6/19/07	6/19/08	6/19/09
Stephen Weiss	10/11/06	$2.25	0	25,000	25,000	10/11/06	10/11/07	10/11/08
Stephen Weiss	12/27/06	$1.39	0	15,000	15,000	12/27/06	12/27/07	12/27/08
Total			262,750	1,977,250	2,240,000

Xeni Medical Systems, Inc.
Adam Friedman	6/19/06	$4.00	25,000	0	25,000	6/19/07	6/19/08	6/19/09
Adam Friedman	6/19/06	$4.00	0	15,000	15,000	6/19/07	6/19/08	6/19/09
Adam Friedman	12/27/06	$1.39	0	5,000	5,000	12/27/06	12/27/07	12/27/08
Lila Sobel	12/27/06	$1.39	30,000	0	30,000	12/27/06	12/27/07	12/27/08
Lila Sobel (resigned)	5/24/07		-20,000	0	-20,000
Phil Margetts	12/29/05	$3.25	20,000	0	20,000	12/29/06	12/29/07	12/29/08
Phil Margetts	6/19/06	$4.00	12,500	0	12,500	6/19/07	6/19/08	6/19/09
Phil Margetts	12/27/06	$1.39	10,000	0	10,000	12/27/06	12/27/07	12/27/08
Lyuda Koukos	12/29/05	$3.25	20,000	0	20,000	12/29/06	12/29/07	12/29/08
Lyuda Koukos	6/19/06	$4.00	12,500	0	12,500	6/19/07	6/19/08	6/19/09
Sue Barton	12/29/05	$3.25	15,000	0	15,000	12/29/06	12/29/07	12/29/08
Sue Barton	6/19/06	$4.00	6,250	0	6,250	6/19/07	6/19/08	6/19/09
Betty Faulk	12/29/05	$3.25	10,000	0	10,000	12/29/06	12/29/07	12/29/08
Betty Faulk	6/19/06	$4.00	5,000	0	5,000	6/19/07	6/19/08	6/19/09
Total			146,250	20,000	166,250

Schedule 3.4(b)(ii)

MDwerks, Inc.
2005 Incentinve Compensation Plan Report
As of 9/26/07

			Shares Granted
			Incentive	Non-Qual
	Option Grant		Stock	Stock		Exercise Date and %
	Date	Value	Option	Option	Total	33.3%	33.3%	33.4%
Xeni Medical Systems, Inc.
Larry Robinson	12/29/05	$3.25	10,000	0	10,000	12/29/06	12/29/07	12/29/08
Larry Robinson	6/19/06	$4.00	5,000	0	5,000	6/19/07	6/19/08	6/19/09
Larry Robinson (resigned)	8/25/06		-15,000	0	-15,000
Total			0	0	0

Directors, Vendors and Other
Stephen Katz	10/11/06	$2.25	44,000	0	44,000	10/11/06	10/11/07	10/11/08
Stephen Katz	10/11/06	$2.25	0	131,000	131,000	10/11/06	10/11/07	10/11/08
David Barnes	10/11/06	$2.25	44,000	0	44,000	10/11/06	10/11/07	10/11/08
David Barnes	10/11/06	$2.25	0	31,000	31,000	10/11/06	10/11/07	10/11/08
Peter Dunne	6/19/06	$4.00	25,000	0	25,000	6/19/07	6/19/08	6/19/09
Peter Dunne	6/19/06	$4.00	0	50,000	50,000	6/19/07	6/19/08	6/19/09
Peter Dunne	10/11/06	$2.25	0	25,000	25,000	10/11/06	10/11/07	10/11/08
Paul Kushner	6/22/06	$4.25	23,500	0	23,500	6/22/07	6/22/08	6/22/09
Paul Kushner	6/22/06	$4.25	0	51,500	51,500	6/22/07	6/22/08	6/22/09
Paul Kushner	10/11/06	$2.25	0	25,000	25,000	10/11/06	10/11/07	10/11/08
Bennu Advisors	9/27/07	$0.67	100,000	0	100,000	9/27/07	9/27/08	9/27/09
David Goldner	9/27/07	$0.67	0	75,000	75,000	9/27/08	9/27/09	9/27/10
Total			236,500	388,500	625,000

Total Options			645,500	2,385,750	3,031,250

Expiration Schedule
All options expire on the tenth anniversary of the Option Grant Date

Schedule 3.4(b)(iii)

Senior Secured Convertible Note, dated October 19, 2006, in the original principal amount of $2,500,000, issued by the Company to Gottbetter Capital Master, Ltd.

Senior Secured Convertible Note, dated November 9, 2006, in the original principal amount of $2,500,000, issued by the Company to Gottbetter Capital Master, Ltd.

Secured Promissory Note, dated August 24, 2006, in the original principal amount of $250,000, issued by the Company to David Goldner.

Schedule 3.4(b)(iv)

See attached UCC filing reports and attachments thereto.

[object] Page 1 of 1

FLORIDA SECURED TRANSACTION REGISTRY

Search
Fees
Forms
FAQ's
Help
ACH Debit Accounts

DETAIL RECORD FOR: 20060396736X

< PREVIOUS BACK TO RESULTS NEXT >

STATUS	DATE FILED	EXPIRES	FILINGS COMPLETED THRU	SUMMARY FOR FILING
FILED	10/23/2006	10/23/2011	09/05/2007	20060396736X

Events Filed	0

SECURED PARTIES

Current Secured Parties::1

NAME & ADDRESS

GOTTBETTER CAPITAL MASTER, LTD.
488 MADISON AVENUE 12TH FLOOR NEW YORK NY 10022

MORE >

DEBTOR PARTIES

Current Debtor Parties::1

NAME & ADDRESS

MDWERKS GLOBAL HOLDINGS, INC.
1020 NW 6TH STREET SUITE 1 DEERFIELD BEACH FL 33442

MORE >

DOCUMENT IMAGES

Pages in all forms attachments::1

DOCUMENT NUMBER	TYPE	DATE	PAGES
20060396736X	UCC1	10/23/2006	1

Home || Search || Fees || Forms || FAQ's || Help || Debit

www.sunbiz.org IMAGE API FBA

Copyright (C) 2001 Image API, Inc.

http://www.floridaucc.com/pls/ucc/debdetail?stype=3&stxt=mdwerks,+inc&fno=2006039... 9/17/2007

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Return Documents to:
UCC Filing & Search Services, Inc.
PO Box 13679
Tallahassee, FL 32317-3679

134958

FLORIDA SECURED TRANSACTION REGISTRY

FILED

2006 Oct 23 AM 12:00

****** 20060396736X ******

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME			
MDwerks Global Holdings, Inc.			
1b. INDIVIDUAL'S LAST NAME	**FIRST NAME**	**MIDDLE NAME**	**SUFFIX**

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
1020 NW 6th Street, Suite I	Deerfield Beach	FL	33442	USA

1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any	
		Corporation	Florida	P03000118539	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME			
2b. INDIVIDUAL'S LAST NAME	**FIRST NAME**	**MIDDLE NAME**	**SUFFIX**

2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	
					☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME			
Gottbetter Capital Master, Ltd.			
3b. INDIVIDUAL'S LAST NAME	**FIRST NAME**	**MIDDLE NAME**	**SUFFIX**

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
488 Madison Avenue, 12th Floor	New York	NY	10022	USA

4. This FINANCING STATEMENT covers the following collateral:

All personal property of the Debtor, wherever located, whether now owned or hereafter acquired and whether now-existing or hereafter coming into existence.

Florida documentary stamp tax is not required.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

File with the Secretary of State of Florida

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

CORPORATION SERVICE COMPANY
www incspot com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 230826-1
Order Date 09/17/2007

Subject :	MDWERKS, INC.
Jurisdiction :	DE-SECRETARY OF STATE
Request for :	UCC Debtor Search
Result :	Records found
Thru Date :	August 21, 2007
No. of findings :	1
Original UCC Filings :	1
Amendments :	0
Continuations :	0
Assignments :	0
Releases :	0
Corrections :	0
Terminations :	0

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Celline Wohner
cwohner@cscinfo.com

Corporation Service Company(R) Terms and Conditions
You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses Use of the information in the above manner is a violation of the Fair Credit Reporting Act

CORPORATION SERVICE COMPANY
www incspot com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 230826-1
Order Date 09/17/2007

Subject :	**MDWERKS, INC.**
Jurisdiction :	**DE-SECRETARY OF STATE**
Request for :	**UCC Debtor Search**
Result :	Records found

File Type :	Original
File Number :	63658721
File Date :	10/20/2006
Current Secured Party of Record :	GOTTBETTER CAPITAL MASTER, LTD.

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Celline Wohner
cwohner@cscinfo.com

Corporation Service Company(R) Terms and Conditions
You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses. Use of the information in the above manner is a violation of the Fair Credit Reporting Act.

PAGE 1

Delaware

The First State

CERTIFICATE

SEARCHED SEPTEMBER 17, 2007, AT 3:28 P.M.
FOR DEBTOR "MDWERKS, INC."

1 OF 1 FINANCING STATEMENT 63658721
EXPIRATION DATE: OCTOBER 20, 2011
DEBTOR: MDWERKS, INC.
1020 NW 6TH STREET, SUITE I ADDED 10-20-06
DEERFIELD BEACH FL 33442
SECURED: GOTTBETTER CAPITAL MASTER, LTD.
488 MADISON AVENUE, 12TH FLOOR ADDED 10-20-06
NEW YORK NY 10022
F I L I N G H I S T O R Y
63658721 FILED 10-20-06 AT 2:27 P.M. FINANCING STATEMENT
E N D O F F I L I N G H I S T O R Y

THE UNDERSIGNED FILING OFFICER HEREBY CERTIFIES THAT THE ABOVE LISTING IS A RECORD OF ALL PRESENTLY EFFECTIVE FINANCING STATEMENTS, LAPSED FINANCING STATEMENTS, FEDERAL TAX LIENS AND UTILITY SECURITY INSTRUMENTS FILED IN THIS OFFICE WHICH NAME THE ABOVE DEBTOR, AS OF AUGUST 21, 2007 AT 11:59 P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

20073508842UCXL

AUTHENTICATION: 6004440

071022705

DATE: 09-17-07

[object]
Page 1 of 1

FLORIDA SECURED TRANSACTION REGISTRY

Search
Fees
Forms
FAQ's
Help
ACH Debit Accounts

Detail Record For: 200603504866

≤ Previous Back to Results Next >

STATUS	DATE FILED	EXPIRES	FILINGS COMPLETED THRU	SUMMARY FOR FILING
FILED	08/24/2006	08/24/2011	09/05/2007	200603504866

Events Filed	0

Secured Parties

Current Secured Parties::1

NAME & ADDRESS

GOLDNER DAVID
800 SOUTH OCEAN BOULEVARD SUITE LPH1 BOCA RATON FL 33432

MORE >

Debtor Parties

Current Debtor Parties::1

NAME & ADDRESS

XENI FINANCIAL SERVICES, CORP.
WINDOLPH CENTER - 1020 NW 6TH STREET DEERFIELD BEACH FL 33442

MORE >

Document Images

Pages in all forms/attachments::1

DOCUMENT NUMBER	TYPE	DATE	PAGES
200603504866	UCC1	08/24/2006	1

Home || Search || Fees || Forms || FAQ's || Help || Debit

Copyright (C) 2001 Image API, Inc.

http://www.floridaucc.com/pls/ucc/debdetail?stype=3&stxt=Xeni+Medical+Sysytems,+In... 9/17/2007

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
P.O. Box 5828
Tallahassee, FL 32314
(800) 342-8086

FLORIDA SECURED TRANSACTION REGISTRY

FILED

2006 Aug 24 AM 12:00

****** 200603504866 ******

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: XENI FINANCIAL SERVICES, CORP.			
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX
1c. MAILING ADDRESS: WINDOLPH CENTER - 1020 NW 6TH STREET	CITY: DEERFIELD BEACH	STATE: FL POSTAL CODE: 33442	COUNTRY: USA
1d. TAX ID #: SSN OR EIN / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION: CORPORATION	1f. JURISDICTION OF ORGANIZATION: FLORIDA	1g. ORGANIZATIONAL ID #, if any: FL P05000018359	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME			
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX
2c. MAILING ADDRESS	CITY	STATE POSTAL CODE	COUNTRY
2d. TAX ID #: SSN OR EIN / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME			
OR 3b. INDIVIDUAL'S LAST NAME: GOLDNER	FIRST NAME: DAVID	MIDDLE NAME	SUFFIX
3c. MAILING ADDRESS: 800 SOUTH OCEAN BOULEVARD - SUITE LPH1	CITY: BOCA RATON	STATE: FL POSTAL CODE: 33432	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All of Debtor's right, title and interest in, to and under the following, wherever located and whether now owned or hereafter acquired: that certain Revolving Line of Credit Loan Agreement dated 9/29/05 between Debtor and Mobile Diagnostic Imaging, Inc. ("MDI"), as amended from time to time, ("Loan Agreement"), and all Loan Documents (as defined therein) related thereto including those Promissory Notes dated 9/29/05 and 6/21/06 in the original principal amounts of $250,000 and $121,068.21 respectively issued to the Debtor by MDI (collectively the "Loan Documents"); and all accounts, general intangibles, payment intangibles and rights to payment arising under the Loan Agreement and Loan Documents and all guaranties, collateral and liens and security interests granted by any person to secure the obligations under the Loan Agreement and Loan Documents, including those arising under the Security Agreement dated 9/29/05 by MDI in favor of the Debtor; and all proceeds, accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

FLORIDA RECORDATION TAX DOES NOT APPLY

5. ALTERNATIVE DESIGNATION (if applicable) ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS. Attach Addendum (if applicable) 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) (ADDITIONAL FEE) (optional) ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

115200-00102 EOH DOC. #21518617 333868-5

FILING OFFICE COPY — NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 07/29/98)

[object] Page 1 of 1

FLORIDA SECURED TRANSACTION REGISTRY

Search
Fees
Forms
FAQ's
Help
ACH Debit Accounts

DETAIL RECORD FOR: 200603967378 < PREVIOUS BACK TO RESULTS NEXT >

STATUS	DATE FILED	EXPIRES	FILINGS COMPLETED THRU	SUMMARY FOR FILING
FILED	10/23/2006	10/23/2011	09/05/2007	200603967378

Events Filed	0

SECURED PARTIES

Current Secured Parties::1

NAME & ADDRESS

GOTTBETTER CAPITAL MASTER, LTD.
488 MADISON AVENUE 12TH FLOOR NEW YORK NY 10022

MORE >

DEBTOR PARTIES

Current Debtor Parties::1

NAME & ADDRESS

XENI FINANCIAL SERVICES, CORP.
1020 NW 6THS TREET SUITE I DEERFIELD BEACH FL 33442

MORE >

DOCUMENT IMAGES

Pages in all forms/attachments::1

DOCUMENT NUMBER	TYPE	DATE	PAGES
200603967378	UCC1	10/23/2006	1

Home || Search || Fees || Forms || FAQ's || Help || Debit

www.sunbiz.org IMAGE API FBA

Copyright (C) 2001 Image API, Inc.

http://www.floridaucc.com/pls/ucc/debdetail?stype=3&stxt=Xeni+Medical+Sysytems,+In... 9/17/2007

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Return Documents to:
UCC Filing & Search Services, Inc.
PO Box 13679
Tallahassee, FL 32317-3679
134957

FLORIDA SECURED TRANSACTION REGISTRY

FILED

2006 Oct 23 AM 12:00

****** 200603967378 ******

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME			
Xeni Financial Services, Corp.			
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
1020 NW 6th Street, Suite 1	Deerfield Beach	FL	33442	USA

1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
		Corporation	Florida	P05000018359 ☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME			
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
				☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME			
Gottbetter Capital Master, Ltd.			
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
488 Madison Avenue, 12th Floor	New York	NY	10022	USA

4. This FINANCING STATEMENT covers the following collateral:

All personal property of the Debtor, wherever located, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence.

Florida documentary stamp tax is not required.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

File with the Secretary of State of Florida

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

CORPORATION SERVICE COMPANY
www incspot com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 230826-3
Order Date 09/17/2007

Subject :	XENI MEDICAL BILLING, CORP
Jurisdiction :	DE-SECRETARY OF STATE
Request for :	UCC Debtor Search
Result :	Records found
Thru Date :	August 21, 2007
No. of findings :	1
Original UCC Filings :	1
Amendments :	0
Continuations :	0
Assignments :	0
Releases :	0
Corrections :	0
Terminations :	0

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us

Celline Wohner
cwohner@cscinfo.com

Corporation Service Company(R) Terms and Conditions
You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses Use of the information in the above manner is a violation of the Fair Credit Reporting Act

CORPORATION SERVICE COMPANY
www.incspot.com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 230826-3
Order Date 09/17/2007

Subject :	**XENI MEDICAL BILLING, CORP**
Jurisdiction :	**DE-SECRETARY OF STATE**
Request for :	**UCC Debtor Search**
Result :	Records found

File Type :	Original
File Number :	63658754
File Date :	10/20/2006
Current Secured Party of Record :	GOTTBETTER CAPITAL MASTER, LTD.

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Celline Wohner
cwohner@cscinfo.com

Corporation Service Company(R) Terms and Conditions
You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses. Use of the information in the above manner is a violation of the Fair Credit Reporting Act

Delaware

PAGE 1

The First State

CERTIFICATE

SEARCHED SEPTEMBER 17, 2007, AT 3:29 P.M.
FOR DEBTOR "XENI MEDICAL BILLING, CORP"

```
 1 OF   1  FINANCING STATEMENT                         63658754
          EXPIRATION DATE: OCTOBER 20, 2011
 DEBTOR: XENI MEDICAL BILLING, CORP.
          1020 NW 6TH STREET, SUITE I                       ADDED 10-20-06
          DEERFIELD BEACH              FL  33442
SECURED: GOTTBETTER CAPITAL MASTER, LTD.
          488 MADISON AVENUE, 12TH FLOOR                    ADDED 10-20-06
          NEW YORK                     NY  10022
                 F I L I N G   H I S T O R Y
63658754  FILED 10-20-06    AT  2:29 P.M.  FINANCING STATEMENT
          E N D   O F   F I L I N G   H I S T O R Y
```

THE UNDERSIGNED FILING OFFICER HEREBY CERTIFIES THAT THE ABOVE LISTING IS A RECORD OF ALL PRESENTLY EFFECTIVE FINANCING STATEMENTS, LAPSED FINANCING STATEMENTS, FEDERAL TAX LIENS AND UTILITY SECURITY INSTRUMENTS FILED IN THIS OFFICE WHICH NAME THE ABOVE DEBTOR, AS OF AUGUST 21, 2007 AT 11:59 P.M.

Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

20073508990UCXL

071022723

AUTHENTICATION: 6004456

DATE: 09-17-07

CORPORATION SERVICE COMPANY
www incspot com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter#	**NOT PROVIDED**	**Order#**	**230826-3**
Project Id :		**Order Date**	**09/17/2007**
Additional Reference :	**NOT PROVIDED**		

Subject :	**XENI MEDICAL BILLING, CORP**
Jurisdiction :	**DE-SECRETARY OF STATE**
Request for :	**UCC Debtor Search**
Result :	**Records found**
Thru Date :	**August 21, 2007**
No. of findings :	**1**
Original UCC Filings :	**1**
Amendments :	**0**
Continuations :	**0**
Assignments :	**0**
Releases :	**0**
Corrections :	**0**
Terminations :	**0**

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us

Celline Wohner
cwohner@cscinfo.com

Corporation Service Company(R) Terms and Conditions
You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses Use of the information in the above manner is a violation of the Fair Credit Reporting Act

CORPORATION SERVICE COMPANY
www incspot com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 230826-3
Order Date 09/17/2007

Subject :	XENI MEDICAL BILLING, CORP
Jurisdiction :	DE-SECRETARY OF STATE
Request for :	UCC Debtor Search
Result :	Records found
File Type :	Original
File Number :	63658754
File Date :	10/20/2006
Current Secured Party of Record :	GOTTBETTER CAPITAL MASTER, LTD.

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Celline Wohner
cwohner@cscinfo.com

Corporation Service Company(R) Terms and Conditions
You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses Use of the information in the above manner is a violation of the Fair Credit Reporting Act

PAGE 1

Delaware

The First State

CERTIFICATE

SEARCHED SEPTEMBER 17, 2007, AT 3:29 P.M.
FOR DEBTOR "XENI MEDICAL BILLING, CORP"

1 OF 1 FINANCING STATEMENT 63658754
EXPIRATION DATE: OCTOBER 20, 2011
DEBTOR: XENI MEDICAL BILLING, CORP.
1020 NW 6TH STREET, SUITE I ADDED 10-20-06
DEERFIELD BEACH FL 33442
SECURED: GOTTBETTER CAPITAL MASTER, LTD.
488 MADISON AVENUE, 12TH FLOOR ADDED 10-20-06
NEW YORK NY 10022
F I L I N G H I S T O R Y
63658754 FILED 10-20-06 AT 2:29 P.M. FINANCING STATEMENT
E N D O F F I L I N G H I S T O R Y

THE UNDERSIGNED FILING OFFICER HEREBY CERTIFIES THAT THE ABOVE LISTING IS A RECORD OF ALL PRESENTLY EFFECTIVE FINANCING STATEMENTS, LAPSED FINANCING STATEMENTS, FEDERAL TAX LIENS AND UTILITY SECURITY INSTRUMENTS FILED IN THIS OFFICE WHICH NAME THE ABOVE DEBTOR, AS OF AUGUST 21, 2007 AT 11:59 P.M.

Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

20073508990UCXL

071022723

AUTHENTICATION: 6004456

DATE: 09-17-07

CORPORATION SERVICE COMPANY
www.incspot.com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter#	**NOT PROVIDED**	**Order#**	**230826-2**
Project Id :		**Order Date**	**09/17/2007**
Additional Reference : NOT PROVIDED			

Subject :	**XENI MEDICAL SYSTEMS, INC.**
Jurisdiction :	**DE-SECRETARY OF STATE**
Request for :	**UCC Debtor Search**
Result :	**Records found**
Thru Date :	**August 21, 2007**
No of findings :	**1**
Original UCC Filings :	**1**
Amendments :	**0**
Continuations :	**0**
Assignments :	**0**
Releases :	**0**
Corrections :	**0**
Terminations :	**0**

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Celline Wohner
cwohner@cscinfo.com

Corporation Service Company(R) Terms and Conditions
You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses. Use of the information in the above manner is a violation of the Fair Credit Reporting Act

CORPORATION SERVICE COMPANY
www incspot com

CSC- Wilmington
Suite 400
2711 Centerville Road
Wilmington, DE 19808
800-927-9800
302-636-5454 (Fax)

Matter# NOT PROVIDED
Project Id :
Additional Reference : NOT PROVIDED

Order# 230826-2
Order Date 09/17/2007

Subject :	XENI MEDICAL SYSTEMS, INC.
Jurisdiction :	DE-SECRETARY OF STATE
Request for :	UCC Debtor Search
Result :	Records found

File Type :	Original
File Number :	63658820
File Date :	10/20/2006
Current Secured Party of Record :	GOTTBETTER CAPITAL MASTER, LTD.

Ordered by JEFF FEINERMAN at MDWERKS, INC.

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Celline Wohner
cwohner@cscinfo.com

Corporation Service Company(R) Terms and Conditions
You agree that all information that Corporation Service Company furnishes to you will be used solely as one factor in your credit, insurance, marketing or other business decisions and will not be used (i) in determining a consumer's eligibility for credit or insurance where such credit or insurance is to be used primarily for personal, family or household purposes, (ii) for employment purposes, or (iii) for governmental licenses Use of the information in the above manner is a violation of the Fair Credit Reporting Act

PAGE 1

Delaware

The First State

CERTIFICATE

SEARCHED SEPTEMBER 17, 2007, AT 3:28 P.M.
FOR DEBTOR "XENI MEDICAL SYSTEMS, INC."

1 OF 1 FINANCING STATEMENT 63658820
EXPIRATION DATE: OCTOBER 20, 2011
DEBTOR: XENI MEDICAL SYSTEMS, INC.
1020 NW 6TH STREET, SUITE I ADDED 10-20-06
DEERFIELD BEACH FL 33442
SECURED: GOTTBETTER CAPITAL MASTER, LTD.
488 MADISON AVENUE, 12TH FLOOR ADDED 10-20-06
NEW YORK NY 10022
F I L I N G H I S T O R Y
63658820 FILED 10-20-06 AT 2:31 P.M. FINANCING STATEMENT
E N D O F F I L I N G H I S T O R Y

THE UNDERSIGNED FILING OFFICER HEREBY CERTIFIES THAT THE ABOVE LISTING IS A RECORD OF ALL PRESENTLY EFFECTIVE FINANCING STATEMENTS, LAPSED FINANCING STATEMENTS, FEDERAL TAX LIENS AND UTILITY SECURITY INSTRUMENTS FILED IN THIS OFFICE WHICH NAME THE ABOVE DEBTOR, AS OF AUGUST 21, 2007 AT 11:59 P.M.

Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

20073508917UCXL

071022715

AUTHENTICATION: 6004448

DATE: 09-17-07

Schedule 3.4(b)(v)

Registration rights contained in Registration Rights Agreement, dated October 19, 2006, between Gottbetter Capital Master, Ltd. and the Company.

Piggyback Registration rights granted to David Goldner in Subscription Agreement, dated August 24, 2006.

Registration rights granted to purchasers of the Company’s Series A Preferred Stock, Common Stock and detachable warrants contained in the Subscription Agreements for the private placement of such securities.

Schedule 3.4(b)(vi)

Senior Secured Convertible Note, dated October 19, 2006, in the original principal amount of $2,500,000, issued by the Company to Gottbetter Capital Master, Ltd.

Senior Secured Convertible Note, dated November 9, 2006, in the original principal amount of $2,500,000, issued by the Company to Gottbetter Capital Master, Ltd.

Warrants to initially purchase 187,500 shares of Common Stock at a price of $3.25 per share, issued by the Company to Gottbetter Capital Master, Ltd. on October 19, 2006.

Warrants to initially purchase 187,500 shares of Common Stock at a price of $3.25 per share, issued by the Company to Gottbetter Capital Master, Ltd. on November 9, 2006.

Schedule 3.4(b)(vii)

Warrants to purchase shares of Common Stock at a price of $3.25 per share, issued by the Company to Gottbetter Capital Master, Ltd. on October 19, 2006.

Warrants to purchase shares of Common Stock at a price of $3.25 per share, issued by the Company to Gottbetter Capital Master, Ltd. on November 9, 2006.

Schedule 3.4(b)(viii)

MDwerks, Inc. 2005 Incentive Compensation Plan.

MDWERKS, INC.

2005 INCENTIVE COMPENSATION PLAN

MDWERKS, INC.

2005 INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this MDWERKS, INC. 2005 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist MDwerks, Inc., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company's Board of Directors.

(f) “Cause” shall, with respect to any Participant have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined with related terms in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent.”

(j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means an Eligible Person who is a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(m) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash or a combination thereof, at the end of a specified deferral period.

(n) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q) “Discounted Option” means any Option awarded under Section 6(b) hereof with an exercise price that is less than the Fair Market Value of a Share on the date of grant.

(r) “Discounted Stock Appreciation Right” means any Stock Appreciation Right awarded under Section 6(c) hereof with an exercise price that is less than the Fair Market Value of a Share on the date of grant.

(s) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(t) “Effective Date” means the effective date of the Plan, which shall be October __, 2005.

(u) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(v) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(x) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(y) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant's position, authority, duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant, or any action taken with the consent of the Participant; or (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than any failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant.

(z) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(aa) “Independent,” when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the American Stock Exchange or any national securities market on which any securities of the Company are listed for trading, and if not quoted or listed for trading, by the rules of the American Stock Exchange.

(bb) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(cc) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(dd) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(ee) “Option Proceeds” means the cash actually received by the Company for the exercise price in connection with the exercise of Options that are exercised after the Effective Date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options, which tax benefit shall be determined by multiplying (i) the amount that is deductible for Federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant's withholding tax obligation is calculated), times (ii) the maximum Federal corporate income tax rate for the year of exercise. With respect to Options, to the extent that a Participant pays the exercise price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares.

(ff) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(gg) “Outside Director” means a member of the Board who is not an Employee.

(hh) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ii) “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(jj) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(kk) “Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ll) “Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(mm) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(nn) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(oo) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(pp) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(qq) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(rr) “Shareholder Approval Date” means the date on which this Plan is approved shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed on quoted, and other laws, regulations and obligations of the Company applicable to the Plan.

(ss) “Shares” means the shares of common stock of the Company, par value $.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(tt) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(uu) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(vv) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company's independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 10,000,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Award. No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(c)(v) below.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Shares reacquired by the Company on the open market using Option Proceeds shall be available for Awards under the Plan. The increase in Shares available pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option giving rise to such Option Proceeds.

(iv) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(v) Any Shares that again become available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(vi) Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the delivery of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 2,000,000 Shares or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 2,000,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $3,000,000 with respect to any 12-month Performance Period, and (y) with respect to any Performance Period that is more than 12 months, $3,000,000 multiplied by the number of full years in the Performance Period.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of applicable law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable Restriction Period, the Participant's Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Deferred Stock Award. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant's Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including, without limitation, loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, and all applicable rules of the Nasdaq Stock Market or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either the Nasdaq Stock Market or a national securities exchange, then the rules of the Nasdaq Stock Market. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

8. Code Section 162(m) Provisions.

(a) Covered Employees. The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 8 shall be applicable to such Award.

(b) Performance Criteria. If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Code Section 162(m).

9. Change in Control.

(a) Effect of “Change in Control.” Subject to Section 9(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(iv) Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, then each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii). For the purposes of this Section 9(a)(iv), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Definition of “Change in Control.” Unless otherwise specified in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Corporate Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption or substitution for, as those terms are defined in Section 9(b)(iv) hereof, the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted), and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person's or Participant's Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

Adopted October __, 2005

Schedule 3.11

None.

Schedule 3.20

The Company has not obtained Key Man and other life and disability insurance with respect to any of its executive officers.

Schedule 7.14—Use of Proceeds

1.	Principal and interest owed by the Company under the Goldner Note in the principal amount of $150,000 due October 1, 2007.

2.	Interest owed by the Company under notes issued to Gottbetter in the aggregate principal amount of $5,000,000.